Exhibit 10.1
                                                                    ------------


                   PRODUCT DEVELOPMENT AND MARKETING AGREEMENT

                                     BETWEEN

                                  ENDOGEN, INC.

                                       AND

                          THIRD WAVE TECHNOLOGIES, INC.

     THIS PRODUCT DEVELOPMENT AND MARKETING AGREEMENT (the "Agreement") dated as of August 21, 1997 (the "Effective Date") is made between ENDOGEN, INC., a Massachusetts corporation having its principal place of business at 30 Commerce Way, Woburn, Massachusetts 01801 U.S.A. ("Endogen") and THIRD WAVE TECHNOLOGIES, INC., a Wisconsin corporation having its principal place of business at 2800 S. Fish Hatchery Road, Madison, Wisconsin 53711 U.S.A. ("Third Wave"). Endogen and Third Wave are also referred to herein individually as a "Party," and collectively, as the "Parties."

                                    RECITALS

     WHEREAS, Third Wave has developed certain Invader(TM) Technologies (as defined below) and possesses know-how, expertise and rights to United States patents and patent applications and corresponding foreign patent applications pertaining to the Invader Technologies;

     WHEREAS, Endogen is engaged in the development, manufacture and sale of assay detection kits, reagents and related products worldwide;

     WHEREAS, Endogen desires to obtain exclusive rights from Third Wave, subject to certain manufacturing rights of Third Wave with respect to Third Wave Deliverables and Cleavase Enzymes (as defined below), to use Invader Technologies to develop, manufacture and/or commercialize Products in the Life Science Research Market (each as defined below);

     WHEREAS, Third Wave desires to obtain nonexclusive rights from Endogen to use Endogen Technology (as defined below) to manufacture the Third Wave Deliverables and Cleavase Enzymes for Endogen; and

     WHEREAS, Third Wave and Endogen each desires to grant to the other the above-referenced rights to its respective technologies all as set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained, the Parties, intending to be legally bound hereby, agree as follows:

1 DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "AAA" shall mean the Chicago office of the American Arbitration Association.

     1.2 "Actions" shall have the meaning set forth in Section 6.5.2 hereof.

     1.3 "Affiliate" shall mean any corporation or other entity which controls, is controlled by, or is under common control with a Party of this Agreement. A corporation or entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

     1.4 "Animal Assays" shall mean Products with application in detecting and/or quantifying [CONFIDENTIAL TREATMENT REQUESTED]*.

     1.5 "Animal Probe Panel" shall mean a Product consisting of a panel of one or more [CONFIDENTIAL TREATMENT REQUESTED]* of specific sequence and design which will function in the [CONFIDENTIAL TREATMENT REQUESTED]* or as standard controls. Such panels may also include [CONFIDENTIAL TREATMENT REQUESTED]* which may be used as standard controls or for other purposes in said non-human animal probe panels.

     1.6 "Annual Minimum Purchase Requirements" shall have the meaning set forth in Section 4.3 hereof.

     1.7 "Bundled Product" shall have the meaning set forth in Section 5.4.1.2 hereof.

     1.8 "Chairman" shall have the meaning set forth in Section 11.2.2 hereof.

     1.9 "Cleavase(R) Enzymes" shall mean those nucleases listed on Schedule 1.8 attached hereto and derivatives thereof or improvements thereto and other nucleases commonly known as "Cleavase enzymes."

     1.10 "Confidential Information" shall have the meaning set forth in Section
7.1 hereof.

     1.11 "Contract Manufacturer" shall have the meaning set forth in Section
2.5 hereof.

     1.12 "Development Enzyme" shall have the meaning set forth in Section
5.1.2.2 hereof.

     1.13 "Development Expenditures" shall mean the sum of direct salaries, benefits and payroll taxes for all full time equivalent ("FTE") personnel working on the Development Program, costs of direct materials and services incurred on the Development Program and other costs, including supplies, equipment and reasonable overhead costs, applied to the Development Program all as determined in accordance with generally accepted accounting principles.

     1.14 "Development Program" shall mean the program described in Section 3 hereof pursuant to which Products designated by Endogen and/or Third Wave are further developed and prepared for commercialization.

     1.15 "Development Year" shall mean the periods during the term of the Development Program as follows: (i) the first Development Year shall commence on December 1, 1997 and end on December 31, 1998, (ii) the second Development Year shall commence on January 1,

--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1999 and end on December 31, 1999, and (iii) the third Development Year shall commence on January 1, 2000 and end on November 30, 2000.

     1.16 "Dispute Resolution Committee" shall have the meaning set forth in
Section 11.1 hereof.

     1.17 "Distributor" shall have the meaning set forth in Section 2.5 hereof.

     1.18 "Effective Date" shall mean the date first set forth in the preamble above.

     1.19 "Endogen Improvements" shall mean any Endogen Inventions made to the Invader Technologies.

     1.20 "Endogen Indemnitees" shall have the meaning set forth in Section 9.2 hereof.

     1.21 "Endogen Intellectual Property" shall mean all present and future patents and patent applications, trade secrets, copyrights, and all other forms of intellectual property in and to the Endogen Technology"

     1.22 "Endogen Inventions" shall have the meaning set forth in Section 6.1.1 hereof.

     1.23 "Endogen Patent Rights" shall mean all United States and foreign patents or patent applications, including any divisionals, reexaminations, reissues, extensions, continuations, and continuations in part thereof containing claims covering the Endogen Technology.

     1.24 "Endogen Royalty Products" shall have the meaning set forth in Section
5.4.1.1 hereof.

     1.25 "Endogen Technology" shall mean any and all present and future technology that is owned by Endogen or licensed by Endogen with a right to sublicense that is useful for the discovery, development, manufacture or sale of Products.

     1.26 "Field" shall mean research, development and commercialization activities with respect to the [CONFIDENTIAL TREATMENT REQUESTED]* listed on Schedule 1.26 attached hereto or as amended in writing by the Parties from time to time, in each case for purposes of the Invader Reaction.

     1.27 "Follow-On Period" shall have the meaning set forth in Section
10.4.2.1 hereof.

     1.28 "Generic Assay" shall mean a Product consisting of an assay or assay components which when used with one or more customer designed probes (including oligonucleotides and/or chemically modified oligonucleotides of specific design or sequence) will permit the customer to detect the [CONFIDENTIAL TREATMENT REQUESTED]* of interest or which will allow the detection of a [CONFIDENTIAL TREATMENT REQUESTED]*



--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[CONFIDENTIAL TREATMENT REQUESTED]*. Each Generic Assay will incorporate oligonucleotides with the sequence of the housekeeping gene that may be used as standard controls in the Product, the appropriate [CONFIDENTIAL TREATMENT REQUESTED]* and such substrates needed for the detection of [CONFIDENTIAL TREATMENT REQUESTED]* products, detection plates of appropriate design, buffers and reagents needed for the performance of the assay, and guidelines to help the customer select appropriate sequences for the construction of customer supplied probes.

     1.29 "Human Assays" shall mean Products with application in detecting and/or quantifying [CONFIDENTIAL TREATMENT REQUESTED]*.

     1.30 "Human Probe Panel" shall mean a Product consisting of a panel of one or more [CONFIDENTIAL TREATMENT REQUESTED]* of specific sequence and design which will function in the detection of [CONFIDENTIAL TREATMENT REQUESTED]* or as standard controls in assays for human molecules. Such panels may include [CONFIDENTIAL TREATMENT REQUESTED]* which may be used as standard controls or for other purposes in said human probe panels.

     1.31 "Indemnitee" shall have the meaning set forth in Section 9.3 hereof.

     1.32 "Indemnitor" shall have the meaning set forth in Section 9.3 hereof.

     1.33 "Infringement" shall have the meaning set forth in Section 6.4.1 hereof.

     1.34 "Invader Intellectual Property" shall mean all present and future patents and patent applications, trade secrets, copyrights, the trademarks "Cleavase(R)" or "Invader(TM)," and all other forms of intellectual property in and to the Invader Technologies, including, without limitation, the Third Wave Patent Rights.

     1.35 "Invader Reaction" shall mean an assay for the detection of a specific sequence within a target nucleic acid, [CONFIDENTIAL TREATMENT REQUESTED]*


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[CONFIDENTIAL TREATMENT REQUESTED]*

     1.36 "Invader Technologies" shall mean any and all present and future technology that is owned by Third Wave or licensed by Third Wave with a right to sublicense that is useful for the discovery, development, manufacture or sale of Products, including, without limitation all proprietary biological materials, compounds, and reagents, methods, techniques and related know-how.

     1.37 "Inventions" shall have the meaning set forth in Section 6.1.1 hereof.

     1.38 "Joint Inventions" shall have the meaning set forth in Section 6.1.1. hereof.

     1.39 "Joint Patent Rights" shall mean all United States and foreign patents or patent applications, including any divisionals, reexaminations, reissues, extensions, continuations, and continuations in part thereof to the extent the same claim a Joint Invention.

     1.40 "Life Science Research Market" shall mean that market for the measurement of gene expression in preclinical research, drug discovery, drug development and toxicology screening. The Life Science Research Market shall exclude forensic, agricultural, veterinary, environmental and industrial applications as well as any applications in reference or other laboratories where patient results are used for clinical diagnostic evaluation, assessment or therapeutic monitoring, and shall exclude all in vitro diagnostic products.

     1.41 "Net Sales" shall mean the total amount charged upon the sale of a product, less the following reasonable and customary deductions to the extent applicable to such allowed to the buyer against such charged amounts: (i) trade, quantity and cash discounts; (ii) rebates and chargebacks to the buyer; (iii) reasonable amounts for actual uncollectible accounts determined in accordance with generally acceptable accounting practices (GAAP) consistently applied to all products of the selling party; (iv) sales and value-added taxes imposed upon the in-country sale of a Product; and (v) transportation charges, including shipping insurance. The amounts described in (iv) and (v) above shall be deducted only to the extent they are stated separately on the invoice and paid by the buyer. For the removal of doubt, with respect to royalties due under
Section 5.4.1 on Endogen Royalty Products, Net Sales shall not include sales by Endogen to its Affiliates or Distributors for resale, provided that if Endogen sells an Endogen Royalty Product to an Affiliate or Distributor for resale, Net Sales shall include the amounts invoiced by such Affiliate or Distributor to a third party on the resale of such Endogen Royalty Product Likewise, with respect to royalties due under Section 5.4.1.3 on Other Royalty Products or under
Section 5.5 on Third Wave Royalty Products, Net Sales shall not include sales by a Party to its Affiliates for resale, provided that if a Party transfers a product to an Affiliate for resale, Net Sales shall include the amounts invoiced by such Affiliate to a third party on resale of such product.

     1.42 "Other Royalty Products" shall have the meaning set forth in Section
5.4.1.3 hereof.


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     1.43 "Party" shall mean Endogen or Third Wave.

     1.44 "Product" shall mean any product incorporating the Invader Reaction developed pursuant to this Agreement in any country of the world, including, without limitation, Animal Probe Panels, Human Probe Panels, Generic Assays, Animal Assays, Human Assays and Quantitation Kits for the detection or quantitation of gene expression in humans or in non-human animals.

     1.45 "Quantitation Kit" shall mean a Product consisting of assay components which, in combination with the Human Probe Panels or Animal Probe Panels, will detect [CONFIDENTIAL TREATMENT REQUESTED]* in the Field. The assay components of a Quantitation Kit at a minimum shall include the appropriate [CONFIDENTIAL TREATMENT REQUESTED]*, other enzymes and such substrates needed for detection of [CONFIDENTIAL TREATMENT REQUESTED]* products, detection plates of appropriate design and buffers and other reagents needed for the performance of the assay.

     1.46 "Repurchase Price" shall have the meaning specified in Section
10.4.4.1 hereof.

     1.47 "Specifications" shall have the meaning specified in Section 4.1.1 hereof.

     1.48 "Sublicensee" shall mean any non-Affiliate third party to whom Endogen or Third Wave has granted the right to manufacture and sell products under its license under the Third Wave Improvements or Endogen Improvements (i.e., Sections 2.7 or 4.7 hereof), respectively, with respect to products made and sold by such third party.

     1.49 "Third Party Licenses" shall have the meaning set forth in Section
8.4.1 hereof.

     1.50 "Third Wave Deliverables" shall have the meaning set forth in Section
4.1.1 hereof.

     1.51 "Third Wave Improvements" shall mean any Third Wave Inventions to Endogen Technology.

     1.52 "Third Wave Indemnitees" shall have the meaning set forth in Section
9.1 hereof.

     1.53 "Third Wave Inventions" shall have the meaning set forth in Section
6.1.1 hereof.

     1.54 "Third Wave Patent Rights" shall mean all United States and foreign patents or patent applications, including any divisionals, reexaminations, reissues, extensions, continuations, and continuations in part thereof containing claims covering the Invader Technologies. Third Wave Patent Rights as of the Effective Date, and all licenses related to such Third Wave Patent Rights are listed in Schedule 1.54 attached hereto. Third Wave agrees to provide Endogen with updates to Schedule 1.54 at least semi-annually.

     1.55 "Third Wave Royalty Products" shall have the meaning set forth in
Section 5.5.1 hereof.

--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     1.56 "Transfer Price" shall have the meaning set forth in Section 5.1 hereof.

     1.57 "Unit" shall mean, with respect to the Cleavase Enzymes supplied to Endogen pursuant to Section 5.1.2.1 hereof, the amount of the applicable enzyme necessary to perform a single Invader Reaction.

     1.58 "Warrant" shall have the meaning set forth in Section 5.2 hereof.

2 ENDOGEN'S DEVELOPMENT AND MARKETING RIGHTS

     2.1 General. Subject to the terms and conditions of this Agreement, Third Wave hereby grants to Endogen (including its Affiliates), under any and all Invader Intellectual Property (exclusive of the trademarks "Cleavase(R)" and "Invader(TM)"), an exclusive, worldwide right and license (subject to Third Wave's obligation and right to manufacture Third Wave Deliverables and Cleavase Enzymes as set forth in Section 4.1 hereof), to develop, make, have made, import, use, sell, and offer for sale Products (other than Generic Assays) solely for use in the Life Science Research Market (directly or indirectly through OEM's, resellers, or other third parties with whom Endogen has a contractual relationship, including, without limitation, [CONFIDENTIAL TREATMENT REQUESTED]*). Third Wave further hereby grants to Endogen (including its Affiliates) a nonexclusive worldwide right and license to use the trademarks "Cleavase(R)" and "Invader(TM)" solely in connection with Endogen's promotion, marketing, sale or other distribution of the Products (including Generic Assays) in accordance with Section 4.4 hereof. Such trademark license may be sublicensed by Endogen to its Contract Manufacturers, Distributors and Sublicensees in connection with the promotion, marketing, sale or other distribution of the Products (including Generic Assays) in accordance with Section 4.4 hereof, provided that such Contract Manufacturer, Distributor and Sublicensee agree to the terms of such Section 4.4.

     2.2 Generic Assay. [CONFIDENTIAL TREATMENT REQUESTED]* and subject to the terms and conditions of this Agreement, Third Wave hereby grants to Endogen (including its Affiliates), under any and all Invader Intellectual Property, a nonexclusive, worldwide right and license to develop, make, have made, import, use, sell, and offer for sale any Generic Assay in the Life Science Research Market (directly or indirectly through OEM's, resellers, or other third parties with whom Endogen has a contractual relationship, including, without limitation, [CONFIDENTIAL TREATMENT REQUESTED]*).

     2.3 Exclusivity. During the term of this Agreement or any extension made pursuant to Section 10.1 hereof, Third Wave shall not itself exercise, and shall not license or otherwise grant to any third party rights to exercise any of the exclusive rights granted to Endogen in this Agreement. Third Wave hereby represents and warrants that it has not granted rights to, or entered into an agreement with, any third party inconsistent with the exclusive rights granted to Endogen in this Agreement. Nothing herein shall be construed as granting to Endogen, by implication, estoppel or otherwise, any license or other right to any intellectual property of Third Wave except for the rights and licenses expressly granted to Endogen herein, and Third Wave retains all rights not so granted. Without limiting the foregoing, no provision of this Agreement


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall be deemed to restrict Third Wave's right to exploit the Invader Intellectual Property or Products outside the Life Science Research Market or outside the Field.

     2.4 Collaborative Alliance. Without limiting the generality of the foregoing, Endogen and Third Wave wish to establish a collaborative alliance to develop Products for use by Endogen, to sell or otherwise distribute or exploit, directly or indirectly, within the Life Science Research Market and use by Third Wave, to sell or otherwise distribute or exploit, directly or indirectly, outside the Life Science Research Market. As part of the Development Program, Endogen shall make funding payments to Third Wave to support such product development as set forth in Section 5.3 hereof. During the course of this collaboration, Endogen and Third Wave shall communicate regularly and shall assume responsibilities for development of the Products during the Development Program, all as described more specifically herein.

     2.5 Endogen's Right to Have Made and Have Sold Products. Endogen (including its Affiliates for all references to Endogen in this Section 2.5) agrees not to market, promote or distribute any Product for sale outside the Life Science Research Market. Endogen may sublicense to Contract Manufacturers its right and license to make any Product in accordance with the terms and conditions of this Agreement, provided that such Contract Manufacturers agree to comply with the provisions of this Agreement relating to the manufacture of such Products. For purposes of the foregoing, "Contract Manufacturer" shall mean, with respect to a particular Product, any third party who has obtained through Endogen, directly or indirectly, the right to make any Product. In addition, Endogen may sublicense to Distributors its right to sell and offer for sale any Product in accordance with the terms and conditions of this Agreement, provided that such Distributors agree to comply with the provisions of this Agreement relating to the sale and promotion of such Products. Without limiting the foregoing, each Distributor shall agree not to market, promote or distribute any Product for use outside the Life Science Research Market and, to the extent Endogen becomes aware that a Distributor is marketing, promoting or distributing any Product for use outside the Life Science Research Market, Endogen agrees to use reasonable efforts to enforce such limitations. For purposes of this Agreement, "Distributor" shall mean, with respect to a particular Product, any third party, including, without limitation, OEMs and resellers, with whom Endogen has a contractual relationship regarding the distribution or sale of Products.

     2.6 Cleavase Enzymes. Notwithstanding anything herein to the contrary, it is understood and agreed that except as expressly provided in Section 4.1.5 hereof, Endogen (including its Affiliates) shall not have the right to manufacture or have manufactured any Cleavase Enzymes. Without limiting the foregoing, Endogen shall only use Cleavase Enzymes supplied by Third Wave hereunder in accordance with the terms and conditions of this Agreement.

     2.7 License to Third Wave Improvements. Subject to the terms and conditions of this Agreement, Third Wave hereby grants to Endogen (including its Affiliates), under any and all intellectual property of Third Wave with respect to the Third Wave Improvements, a non-exclusive, irrevocable, worldwide right and license (with the right to grant and authorize sublicenses) to develop, make, have made, import, use, sell, and offer for sale products solely within the Life Science Research Market during the term of this Agreement and thereafter for all purposes.


3 THE DEVELOPMENT PROGRAM

     3.1 Scope of Development Program. The Parties hereby agree to establish and conduct a collaborative development program for the Products as described below (the "Development Program"). The initial plan for conducting the Development Program is attached hereto as Schedule 3.1. The Development Program will have an [CONFIDENTIAL TREATMENT REQUESTED]* unless terminated earlier pursuant to
Section 10 hereof. The Parties shall use reasonable commercial efforts under the Development Program to collaborate in identifying and developing products which detect and/or quantitate gene expression in humans and other animal species. As part of such collaboration, the Parties expect to [CONFIDENTIAL TREATMENT REQUESTED]*

     3.2 Technical Coordinators. As part of the Development Program, each Party shall designate a technical coordinator. The initial technical coordinator for Endogen shall be Dr. Mark Moody, Director of Protein Expression. The initial technical coordinator for Third Wave shall be Dr. Bruce Neri, Senior Vice President, Research and Development. Each Party may change its technical coordinator from time to time during the term of this Agreement by notifying the technical coordinator of the other Party in writing. The technical coordinators shall be responsible for: (1) representing the Parties in all matters relating to the Development Program, (2) submission and acceptance of materials and/or other deliverables required to be delivered under this Agreement, (3) arranging such meetings, visits, and consultations between the Parties associated with the Development Program as may be deemed necessary or desirable for successful accomplishment of such work, (4) handling the disclosure and receipt of Confidential Information, (5) periodically discussing appropriate practices and procedures to assure the security of the items generated and/or delivered under this Agreement, and (6) preparing minutes of quarterly development review meetings held pursuant to Section 3.4 hereof. Modifications or changes to the terms and conditions of this Agreement are not within the authority of the technical coordinators.

     3.3 Sales and Marketing Coordinators. Each Party shall designate a sales and marketing coordinator. The initial sales and marketing coordinator for Endogen shall be Mr. Alan Kotik, Director of Marketing. The initial sales and marketing coordinator for Third Wave shall be Mr. Sheldon Clark, Director of Marketing. Each Party may change its sales and marketing coordinator from time to time during the term of this Agreement by notifying the sales and marketing coordinator of the other Party in writing. The sales and marketing coordinators shall be responsible for: (1) representing the Parties in all matters relating to the market launch of any Product, (2) developing product inserts and other technical documentation required for the


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

market launch of any Product, (3) coordinating the product testing of any Product by prominent customers, (4) arranging such meetings, visits, and consultations between the Parties associated with the marketing and promotion to be performed for any market launch of a Product as may be deemed necessary or desirable for successful accomplishment of such marketing and promotion, (5) preparing minutes of quarterly sales and marketing review meetings held pursuant to Section 3.4 hereof. Modifications or changes to the terms and conditions of this Agreement are not within the authority of the sales and marketing coordinators.

     3.4 Quarterly Meetings. Within ten business days after the end of each calendar quarter, quarterly review meetings between Endogen and Third Wave shall be conducted in-person with respect to the first six quarters ending following the Effective Date at facilities to be agreed to between Endogen and Third Wave and thereafter by telephonic conference or face-to-face meeting as mutually agreed (followed by minutes thereof). The technical quarterly review meetings shall be chaired on alternating (meeting-by-meeting basis) by the lead representative from each Party, with Third Wave's lead representative chairing the first such meeting. The sales and marketing quarterly review meetings shall be chaired by the lead representative from Endogen. The chairperson shall be responsible for preparing the meeting agendas and minutes. Such minutes shall be deemed accepted and effective unless an authorized representative of the other Party shall have objected to the same within thirty (30) days of such Party's receipt of such minutes. The location may be varied or dates changed by mutual agreement of the technical coordinators of the Parties. The purpose of these meetings is to encourage periodic exchanges of views between personnel of Endogen and Third Wave having an interest in, and/or responsibility for, the progress of work to be performed under this Agreement. Each respective Party is to pay for its personnel's expenses incurred in connection with such meetings.

     3.5 Initial Product Development Focus. As part of the Development Program, the Parties shall use reasonable commercial efforts to jointly develop an initial Product, a [CONFIDENTIAL TREATMENT REQUESTED]*, consisting of the following analytes, [CONFIDENTIAL TREATMENT REQUESTED]*. Subsequently, the Parties shall use reasonable commercial efforts to jointly develop an additional [CONFIDENTIAL TREATMENT REQUESTED]* by mutual agreement over the term of the Agreement so long as it is commercially viable to do so. During the term of the Agreement, Endogen shall also pursue the development of an estimated [CONFIDENTIAL TREATMENT REQUESTED]* over the term of the Agreement so long as it is commercially viable to do so.

     3.6 Third Wave Technical Assistance and Training. During the term of this Agreement, Third Wave shall provide Endogen with reasonable technical assistance relating to the use of Invader Technologies and the practice of the Third Wave Patent Rights and Generic Assays, solely to the extent necessary to enable Endogen to exercise its rights under this Agreement. During the initial phase of the Development Program to assist Endogen in the transfer of the Invader Technologies, Third Wave shall provide, at its expense, up to fifteen (15) days of training related to the use and application of the Invader Technologies to four (4) Endogen personnel at Third Wave's facilities, and thereafter Third Wave shall provide additional training to Endogen personnel at Third Wave's facilities as reasonably necessary; provided that


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Third Wave shall not be required to provide more than a single one-week program of additional training to four (4) Endogen personnel annually. Notwithstanding the foregoing, all expenses incurred by Endogen personnel in attending training programs provided by Third Wave hereunder, including without limitation, all travel and lodging expenses, shall be the responsibility of Endogen.

     3.7 Endogen Technical Assistance. During the term of the Agreement, Endogen will provide Third Wave with reasonable technical assistance relating to the use of such Endogen Technology in the Field, solely to the extent to enable Third Wave to fulfill its obligations during the Development Program.

4 THIRD WAVE'S MANUFACTURING AND MARKETING RIGHTS

     4.1 Manufacturing Rights.

          4.1.1 Third Wave's Right to Manufacture. Subject to the terms and conditions of this Agreement, including, without limitation, Sections 4.1.2 and
4.1.5 hereof, Third Wave shall, during the term of this Agreement, be responsible for and have the [CONFIDENTIAL TREATMENT REQUESTED]* right to manufacture (i) all [CONFIDENTIAL TREATMENT REQUESTED]* used in combination with [CONFIDENTIAL TREATMENT REQUESTED]*, (ii) certain [CONFIDENTIAL TREATMENT REQUESTED]* used in combination with [CONFIDENTIAL TREATMENT REQUESTED]* as determined by Endogen, and (iii) all [CONFIDENTIAL TREATMENT REQUESTED]* ((i)-(iii) collectively, the "Third Wave Deliverables") sufficient to meet Endogen's forecasts for Products and the Annual Minimum Purchase Requirements (each, as defined below). The Third Wave Deliverables shall be manufactured by Third Wave in accordance with specifications mutually agreed to between the Parties (the "Specifications"). The Parties shall use reasonable commercial efforts to agree upon such Specifications. In the event that the Parties are unable to agree upon such Specifications, either Party may initiate arbitration to establish such Specifications in accordance with Sections 11.1 and 11.2 hereof. Notwithstanding anything contained herein to the contrary, in the event either that Party initiates arbitration in accordance with Section 11.2 hereof with respect to establishing the Specifications for any Third Wave Deliverable,
(i) the sole issue before the arbitrator(s) shall be establishing such Specifications, and (ii) the Parties shall use their best efforts to complete such arbitration within sixty (60) days of choosing the arbitration panel.

          4.1.2 Endogen's Right to Manufacture Third Wave Deliverables. Prior to [CONFIDENTIAL TREATMENT REQUESTED]*, Third Wave and Endogen agree to negotiate in good faith such modification of Third Wave's [CONFIDENTIAL TREATMENT REQUESTED]* rights to manufacture Third Wave Deliverables pursuant to Section
4.1.1 hereof so as to permit Endogen to manufacture or have manufactured Third Wave Deliverables for sale or other distribution in the Life Science Research Market, subject to Third Wave's [CONFIDENTIAL TREATMENT REQUESTED]* right to manufacture and supply Cleavase Enzymes as provided herein.

          4.1.3 Supply of Cleavase Enzymes. Subject to the terms and conditions of this Agreement, including, without limitation, Section 4.1.5 hereof, Third Wave shall during the term of this Agreement have the exclusive right to manufacture and supply Endogen with Endogen's commercial requirements of Cleavase Enzymes for the purpose of developing and manufacturing Animal Assays, Human Assays, Generic Assays and such other Products as the Parties may


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agree for sale or other distribution in the Life Science Research Market during the term of this Agreement. The "Specifications" for the Cleavase Enzymes shall be established by mutual agreement of the Parties. Notwithstanding anything herein to the contrary, all Cleavase Enzymes supplied by Third Wave to Endogen hereunder shall be for the sole purpose of development of, or incorporation of such Cleavase Enzymes into, Animal Assays, Human Assays, Generic Assays, Animal Probe Panels, Human Probe Panels and such other Products as the Parties may agree for sale in the Life Science Research Market and shall not be used for any other purpose unless otherwise mutually agreed by the Parties hereto.

          4.1.4 Allocation Among Parties Upon Failure to Supply. In the event that Third Wave is unable to supply either worldwide requirements of Third Wave Deliverables or Cleavase Enzymes as provided herein due to force majeure or otherwise, Third Wave shall allocate to Endogen such quantities of Third Wave Deliverables or Cleavase Enzymes that Third Wave has in inventory and/or Third Wave is able to produce, so that Endogen receives at least its proportional share of available supplies (as determined based on reasonable forecasts taking into consideration past sales and sales performance against forecasts) vis a vis Endogen, Third Wave and Third Wave's other distributors.

          4.1.5 Endogen's Right to Manufacture Upon Failure to Supply. In the event Third Wave fails for any reason (other than as a direct result of any intentional act or omission of Endogen) to adequately supply Endogen's requirements of Third Wave Deliverables and/or Cleavase Enzymes for any consecutive three-month period, then Endogen shall have the right to manufacture and/or sublicense the manufacture of the Third Wave Deliverables and/or Cleavase Enzymes, as applicable; provided, however, such right shall be limited to the manufacture of the quantity of Third Wave Deliverables and/or Cleavase Enzymes, as applicable, for sale in the Life Science Research Market that Third Wave fails to so supply and shall continue only until such time as Third Wave demonstrates to Endogen's satisfaction, which shall not be unreasonably withheld, that it is able to adequately supply Endogen's reasonable requirements of Third Wave Deliverables and/or Cleavase Enzymes for sale in the Life Science Research Market. In such event, Third Wave agrees to (i) reimburse Endogen for up to [CONFIDENTIAL TREATMENT REQUESTED]* of out-of-pocket start-up expenses incurred by Endogen directly related to the preparation for such manufacture as determined in accordance with generally acceptable accounting practices (GAAP) and (ii) provide to Endogen copies of all documentation within Third Wave's control that is reasonably necessary for Endogen to manufacture (or have manufactured) Third Wave Deliverable(s) or Cleavase Enzyme(s), as applicable, and shall reasonably cooperate with Endogen to establish alternative supply, including sources of materials. For purposes of this Section 4.1.5, a failure to "adequately supply Endogen's requirements" shall mean a failure to supply Endogen at least 75% of the quantities of Third Wave Deliverables and/or Cleavase Enzymes, as applicable, ordered in accordance with this Agreement in any consecutive three-month period. THE ABOVE PROVISION OF THIS SECTION 4.1.5 SHALL BE ENDOGEN'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY OUT-OF-POCKET START-UP EXPENSES INCURRED BY ENDOGEN DIRECTLY RELATED TO THE PREPARATION FOR MANUFACTURE OF THIRD WAVE DELIVERABLES AND/OR CLEAVASE ENZYMES DUE TO THE FAILURE BY THIRD WAVE TO SUPPLY THE


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SAME, BUT SHALL NOT LIMIT ANY OTHER RIGHT OF ENDOGEN WITH RESPECT TO OTHER DAMAGES ARISING OUT OF SUCH FAILURE.

     4.2 Supply

          4.2.1 Orders. During the term of this Agreement and any extension thereof, Endogen will supply forecasts and place orders with Third Wave for Third Wave Deliverables and Cleavase Enzymes, and Third Wave undertakes to supply Endogen with Third Wave Deliverables and Cleavase Enzymes specified in such orders, in accordance with the guidelines set forth on Schedule 4.2.1 attached hereto and made a part hereof. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER OR ACKNOWLEDGMENT GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT SHALL IN ANY WAY MODIFY OR ADD TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

          4.2.2 Delivery, Risk and Title. All Third Wave Deliverables and Cleavase Enzymes will be delivered ex works (Incoterms 1990) the United States shipping point designated by Third Wave. All Third Wave Deliverables and Cleavase Enzyme supplied pursuant to the terms of this Agreement shall be suitably packed for shipment by Third Wave, marked for shipment to the destination point indicated in Endogen's purchase order. The carrier shall be selected by agreement between Third Wave and Endogen, provided that in the event no such agreement is reached Endogen shall select the carrier. All shipping and insurance costs, as well as any special packaging expenses, shall be paid by Endogen. With respect to exact shipping dates, Third Wave shall use its reasonable best efforts to ship forecasted quantities of Third Wave Deliverables and Cleavase Enzymes in accordance with orders submitted and accepted in accordance with Section 4.2.1 hereof. Otherwise, Third Wave Deliverables shall be shipped in accordance with Endogen's instructions.

         4.2.3 Product Acceptance. All shipments and all shipping and other charges shall be deemed correct unless Third Wave receives from Endogen, no later than fifteen (15) days after Endogen's receipt of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and the shipment or the exact nature of the discrepancy in the shipping or other charges, as applicable. Without limiting the foregoing, if Endogen discovers that any Third Wave Deliverable or Cleavase Enzymes supplied hereunder fails to conform to the applicable Specifications, Endogen shall notify Third Wave no later than fifteen (15) days after its discovery of the nonconformity and Endogen shall present reasonable evidence to Third Wave of such nonconformity and Third Wave, at Endogen's option, shall use its best efforts at its expense to either replace such nonconforming Third Wave Deliverables or Cleavase Enzymes, at no cost, or refund amounts paid (including shipping) by Endogen with respect thereto. Third Wave may analyze any Third Wave Deliverable or Cleavase Enzyme rejected by Endogen for nonconformity and if it is objectively established that the Product was conforming, then Endogen shall be responsible for payment of the Transfer Price and shipping charges for such Third Wave Deliverable or Cleavase Enzyme.

          4.2.4 Quality. Except as provided in Section 4.1 hereof, to ensure the quality and authenticity of Third Wave Deliverables and Cleavase Enzymes supplied hereunder, Endogen shall exclusively purchase all such commercial requirements for such Third Wave Deliverables and Cleavase Enzymes from Third Wave and Endogen shall not obtain Third Wave Deliverables or Cleavase Enzymes from any other source without the prior written approval of Third Wave. Third Wave warrants (1) that all Third Wave Deliverables and Cleavase Enzymes manufactured and supplied under this Agreement shall be of good marketable quality and will conform to the Specifications, and (2) that prior to delivery all tests and quality control procedures mutually agreed to between the Parties in writing will have been carried out in relation to each manufacturing lot of the Third Wave Deliverables and Cleavase Enzymes with satisfactory results a copy of which will be made available to Endogen on delivery of the Third Wave Deliverables or Cleavase Enzymes, as applicable.

          4.2.5 Notification. Without prejudice to Endogen's rights hereunder, Third Wave shall immediately notify Endogen's Director of Quality Systems by rapid means of communication (e.g., facsimile, telephone) in the event of any circumstance coming to its knowledge which would be reasonably expected to lead to a claim being made against Endogen, its Affiliates, customers, distributors, agents, and their respective employees relating to the Third Wave Deliverables or Cleavase Enzymes, including, but not limited to, any failure of the same to conform to applicable specifications.

          4.2.6 Quality Control Tests. Third Wave shall disclose to Endogen particulars of the results of Third Wave's quality control tests carried out on the Third Wave Deliverables and Cleavase Enzymes provided hereunder if these particulars are requested by Endogen and will at the request of Endogen permit a duly authorized representative of Endogen to visit and review the quality control and quality assurance procedures of Third Wave with respect to the Third Wave Deliverables and Cleavase Enzymes provided hereunder.

     4.3 Annual Minimum Purchase Requirements. Schedule 4.3 attached hereto, sets forth initial annual minimum purchase requirements (the "Annual Minimum Purchase Requirements") by Endogen of any and all Quantitation Kits manufactured by Third Wave in the calendar years indicated. Annual Minimum Purchase Requirements for any and all Quantitation Kits for any extension period(s) to this Agreement will be mutually agreed upon by the Parties at least six (6) months prior to the start of the extension period(s), if any, in accordance with
Section 10 hereof. Notwithstanding anything contained herein to the contrary, Endogen shall have no liability for failing to meet an Annual Minimum Purchase Requirement as a result of (i) Third Wave's failure to perform its obligations under this Agreement, or (ii) the Parties' failure to reach agreement on applicable Specifications after the utilization of reasonable commercial efforts to do so.

     4.4 Product Packaging and Labeling. The trade dress, style of packaging and the like with respect to Third Wave Deliverables shall be determined mutually by Third Wave and Endogen so as to be consistent with Third Wave's standard trade dress and style; provided, however, that Third Wave reserves the right to package the Third Wave Deliverables in a manner in order to differentiate them from the Products sold, directly or indirectly, by Third Wave outside the Life Science Research Market. Third Wave shall be responsible for packaging and labeling the Third Wave Deliverables supplied hereunder in accordance with all applicable regulatory requirements. Endogen shall not repackage or relabel Third Wave Deliverables supplied to Endogen by Third Wave hereunder without the prior written consent of Third Wave. Without limiting the foregoing, Products manufactured, directly or indirectly, by or for Endogen as provided hereunder shall be sold under the Endogen name to the Life Science Research Market; provided, however, that the trademarks "Invader(TM)" and "Cleavase(R)" are prominently featured on product packaging, instruction manuals and advertising (or such other brand names as are mutually agreed to by the Parties). Furthermore, to the extent commercially reasonable, all technology, intellectual property rights or patents of Third Wave shall be prominently referenced and acknowledged in all literature, product packaging, instruction manuals and advertising. Endogen agrees that the nature and quality of all Products promoted, offered for sale or sold by Endogen under Third Wave's trademarks "Invader(TM)" or "Cleavase(R)" and Endogen's use of any such trademarks shall conform to commercially reasonable standards and practices regarding trademark use as established from time to time by Third Wave, after good faith consultation with Endogen. Furthermore, Endogen agrees to cooperate with Third Wave in facilitating control over the nature and quality of the Products, to permit reasonable inspection (upon reasonable notice) of Endogen's operation, and to supply Third Wave with specimens of all uses of such trademarks upon Third Wave's request. Except as expressly set forth herein, nothing herein shall grant to Endogen any right, title or interest in the "Cleavase(R)" or "Invader(TM)" trademarks whether or not specifically recognized or perfected under applicable laws. All uses of Third Wave's trademarks by Endogen shall inure to the benefit of and be on behalf of Third Wave. At no time during or after the term of this Agreement shall Endogen challenge or assist others to challenge Third Wave's trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to such Third Wave trademarks.

     4.5 Technical Information and Know-How. Third Wave shall supply Endogen throughout the term of this Agreement reasonably sufficient information, know-how and documentation reasonably necessary to assist Endogen in selling the Products in a proper manner. In addition, Third Wave shall, at Endogen's request, provide all reasonable telephone support and telephone consulting services necessary to Endogen's customers regarding quality, handling, or technical matters relating to the Products, subject to Third Wave's standard terms and conditions for customer support. At Endogen's reasonable request, a qualified employee of Third Wave shall meet with Endogen representatives to discuss these matters.

     4.6 License to Endogen Intellectual Property. Subject to the terms and conditions of this Agreement, Endogen hereby grants to Third Wave, under any and all Endogen Intellectual Property, a non-exclusive, royalty-free, worldwide right and license solely to the extent necessary or useful (i) to develop Products pursuant to the Development Program in the Field, and (ii) to manufacture the Third Wave Deliverables and Cleavase Enzymes for Endogen in connection with Endogen's sale of Products in the Life Science Research Market as provided in this Agreement.

     4.7 License to Endogen Improvements. Subject to the terms and conditions of this Agreement, Endogen hereby grants to Third Wave, under any and all intellectual property of

Endogen with respect to the Endogen Improvements, a non-exclusive, irrevocable, worldwide right and license (with the right to grant and authorize sublicenses) to develop, make, have made, import, use, sell, and offer for sale products solely outside the Life Science Research Market during the term of this Agreement and thereafter for all purposes.


5 CONSIDERATION; PAYMENTS

     5.1 Transfer Prices. The transfer prices to Endogen for the Third Wave Deliverables and Cleavase Enzymes supplied hereunder shall be as follows (the "Transfer Prices"):

          5.1.1 Transfer Pricing. The parties shall establish the Transfer Price for each Third Wave Deliverable hereunder prior to its transfer to Endogen hereunder taking into consideration previous pricing for other Third Wave Deliverables, Third Wave's production costs and Endogen's market conditions and other similar factors relating to such Third Wave Deliverable. Without limiting the foregoing, as of the Effective Date, the Parties anticipate that the Transfer Price for Third Wave Deliverables will be established at approximately [CONFIDENTIAL TREATMENT REQUESTED]* to end users for such Third Wave Deliverables. The established Transfer Prices shall be subject to annual review and adjustment by mutual consent of the Parties at least ninety (90) days prior to each anniversary of the Effective Date based on changes to Third Wave's production costs and Endogen's market conditions and other similar factors relating to such Third Wave Deliverables. Notwithstanding the foregoing, the Transfer Prices for the [CONFIDENTIAL TREATMENT REQUESTED]* from the Effective Date for Third Wave Deliverables existing on the Effective Date shall be set forth on Schedule 5.1.1 attached hereto. In the event that the Parties are unable to establish a Transfer Price for a particular Third Wave Deliverable either Party may initiate the dispute resolution mechanism set forth in Section 11 hereof; provided that if it is necessary to escalate such dispute to arbitration as provided in Section 11.2 hereof (i) the sole issue before the arbitrator(s) shall be the establishment of such Transfer Price and (ii) the Parties shall use their best efforts to complete such arbitration within sixty
(60) days of choosing the arbitration panel.

          5.1.2 Cleavase Enzyme.

          5.1.2.1 Commercial Animal Assays/Generic Assays. The Transfer Price to be paid by Endogen to Third Wave with respect to quantities of Cleavase Enzymes shall be [CONFIDENTIAL TREATMENT REQUESTED]* per Unit delivered separately and apart from a Third Wave Deliverable for the [CONFIDENTIAL TREATMENT REQUESTED]* following the Effective Date of this Agreement. The Parties shall review and adjust by mutual consent Transfer Prices for Cleavase Enzymes ninety (90) days prior to each anniversary of the Effective Date for each following twelve-month period, such adjustments to be based on Third Wave's production costs and Endogen's market conditions and other similar factors relating to such Cleavase Enzymes.

               5.1.2.2 Development. There shall be no Transfer Price payable by Endogen to Third Wave with respect to quantities of Cleavase Enzymes intended for use in Endogen's product development in accordance with the Development Program (collectively,


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

"Development Enzyme") and Third Wave shall supply such Development Enzyme free of charge, subject to Endogen's obligation to pay shipping and insurance costs pursuant to Section 4.2.2 hereof. The quantities of Development Enzyme to be provided by Third Wave hereunder shall be determined by mutual agreement of the Parties.

          5.1.3 Payments. With respect to amounts due to Third Wave for Third Wave Deliverables or Cleavase Enzymes supplied by Third Wave to Endogen hereunder, Endogen shall pay such amounts within thirty (30) days of Endogen's receipt of such Third Wave Deliverables or Cleavase Enzymes, or the invoice therefor, whichever is later.

     5.2 Warrants. Following the Effective Date, the parties agree to exercise their best efforts to agree upon the issuance to Third Wave of a warrant to purchase 125,000 shares of Endogen's Common Stock (the "Warrants") at an exercise price of six dollars ($6.00) per share pursuant to the terms and conditions of a Warrant Agreement mutually acceptable to the parties. Third Wave hereby represents and warrants to Endogen that: (i) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Warrants; (ii) it has sufficient knowledge and experience in investing in companies similar to Endogen in terms of its stage of development so as to be able to evaluate the risks and merits of its investment in Endogen and it is able financially to bear the risks thereof; (iii) it has had an opportunity to discuss Endogen's business, management and financial affairs with Endogen's management; (iv) the Warrants being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and (v) it understands that the Warrants and shares of Endogen's Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, that upon exercise of the Warrants, the shares of Endogen's Common Stock issuable upon exercise of the Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, that the Warrants and shares of Endogen's Common Stock issuable upon exercise of the Warrants will bear a legend to such effect, and that Endogen will make a notation on its transfer books to such effect.

     5.3 Funding of the Development Program. In consideration of Third Wave's performance of its obligations under the Development Program, Endogen will fund Third Wave's development of the Quantitation Kits and Human Probe Panels to a maximum of $1,050,000 over the thirty-six month period from December 1, 1997 based upon the schedule of headcount estimates and workload sharing between the Parties attached hereto as Schedule 5.3.A. The amounts payable to Third Wave shall be equal to the lesser of (i) [CONFIDENTIAL TREATMENT REQUESTED]* and (ii) the amounts set forth on Schedule 5.3.B attached hereto. As set forth in
Schedule 5.3.B, for each Development Year, Endogen shall make four equal payments of a maximum of [CONFIDENTIAL TREATMENT REQUESTED]*, to be paid quarterly in advance by the twentieth (20th) business day of the calendar month of each calendar quarter (e.g., January 20th, April 20th, July 20th, and October
20th), pro rated as necessary for the first and last quarters. Such quarterly payments shall be


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

based on Third Wave's good faith estimates of its Development Expenditures for the current Development Year (which estimates shall be provided to Endogen at least ninety (90) days prior to the commencement of a Development Year, provided, however, that with respect to the first Development Year, (i) Endogen's first quarterly payment shall be pro rated to [CONFIDENTIAL TREATMENT REQUESTED]* and shall be payable on or before December 1, 1997, and (ii) Third Wave's good faith estimates of its Development Expenditures for the first Development Year shall be provided to Endogen on or before September 30, 1997. Any amounts paid by Endogen and not used in accordance with this Section 5.3 shall be credited against the following quarterly payment, any underpayment of a quarterly payment by Endogen based upon Third Wave's actual Development Expenditures shall be paid with the next quarterly payment upon invoices by Third Wave. In the event that during any quarter of a Development Year the amount due by Endogen to Third Wave pursuant to this Section is less than the amount proscribed on Schedule 5.3.B, the difference may be carried forward to future quarters within that Development Year to increase the maximum amount payable by Endogen during any future quarter of that Development Year by the amount of that difference. Without limiting the foregoing, Endogen and Third Wave shall agree from time to time on reasonable development milestones to be completed by Third Wave and establish a time for completion of such development milestones. Third Wave shall notify Endogen of the completion of such development milestones within ten (10) days thereof and provide Endogen with written documentation thereof as reasonably necessary to enable Endogen to verify such completion. If Third Wave fails to meet any such development milestones by the established time, Endogen shall have the right to terminate all further payment obligations under this Section 5.3 upon sixty (60) days' prior written notice to Third Wave, provided Third Wave fails to cure such failure within such sixty (60)-day period. Without limiting the foregoing, but subject to Third Wave's obligation to manufacture and supply the Third Wave Deliverables pursuant to Section 4 hereof, in the event that Endogen's payment obligations terminate as set forth in this Section 5.3, Third Wave shall have no further obligation to perform the Development Program from and after the date of such termination.

     5.4 Endogen and Distributor Royalty Payments.

          5.4.1 Endogen Royalty Payments.

               5.4.1.1 With respect to the sales of Products manufactured, directly or indirectly, by Endogen or its Affiliates pursuant to the license granted to Endogen under Sections 2.1, 2.2 or 4.1.5 hereof (collectively, "Endogen Royalty Products"), Endogen agrees to pay to Third Wave a royalty of [CONFIDENTIAL TREATMENT REQUESTED]*.

               5.4.1.2 For purposes of calculating the royalty due to Third Wave pursuant to Section 5.4.1.1 hereof, in the event that an Endogen Royalty Product is sold in combination with another product (including, without limitation, Third Wave Deliverables manufactured by Third Wave) for which no royalty would be due hereunder if sold separately (a "Bundled Product"), Net Sales from such Bundled Product shall be reduced to an amount equal to the


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

dollar value of such Net Sales (prior to the reduction) multiplied by a fraction A/B, where A equals the aggregate value of all Endogen Royalty Products contained in such Bundled Product (as determined with reference to the average gross selling price of each such Endogen Royalty Product during the previous calendar quarter) and B equals the aggregate value of all products (including the Endogen Royalty Products) contained in such Bundled Product (as determined with reference to the average gross selling price of each such product during the previous calendar quarter). In the event that a substantial number of such separate sales were not made during the previous calendar quarter, then the Net Sales shall be as reasonably allocated by Endogen and Third Wave based on the relative importance and proprietary position of the Endogen Royalty Products and other products. If the Parties are unable to agree on such allocation, either Party may initiate the dispute mechanism as set forth in Section 11 hereof, provided that if it is necessary to escalate such dispute to arbitration as provided in Section 11.2 hereof (i) the sole issue before the arbitrator(s) shall be the establishment of such allocation and (ii) the Parties shall use their best efforts to complete such arbitration within sixty (60) days of choosing the arbitration panel.

               5.4.1.3 With respect to the sales of products the manufacture, sale or use of which would but for the license granted in Section 2.7 hereof infringe a claim of an issued patent within the Third Wave Improvements (collectively, "Other Royalty Products"), Endogen agrees to pay to Third Wave a royalty of [CONFIDENTIAL TREATMENT REQUESTED]*.

               5.4.1.4 For purposes of calculating the royalty due to Third Wave pursuant to Section 5.4.1.3 hereof, in the event that Endogen sells a product that consists of a combination of Other Royalty Products and other products for which no royalty is due to Third Wave, the terms and conditions of
Section 5.4.1.2 hereof shall apply mutatis mutandis to this Section 5.4.1.4.

               5.4.1.5 In the event that Endogen sells a product that consists of a combination of Endogen Royalty Products, Other Royalty Products and/or products for which no royalty is due to Third Wave, the royalty due to Third Wave for such product shall be adjusted on a pro rata basis to take into account the different royalties due for Endogen Royalty Products and Other Royalty Products and the fact that no royalty is due for any other products. The pro rata adjustment shall be based on the allocation principles set forth in
Section 5.4.1.2 hereof and such section shall apply to this Section 5.4.1.5 mutatis mutandis, as applicable. In no event shall Endogen be required to pay to Third Wave more than one royalty in connection with the sale of any allocated product.

               5.4.1.6. With respect to sales of Products by Endogen and its Affiliates, all royalties due pursuant this Section will be paid to Third Wave within sixty days (60) days after the end of each calendar quarter with respect to sales in such quarter. With respect to sales of Products by Distributors and Sublicensees, all royalties due pursuant to this Section shall be


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

paid to Third Wave within ninety (90) days after the end of each calendar quarter with respect to sales in such quarter.

          5.4.2 Reports.

               5.4.2.1 Endogen Reports. With respect to Net Sales of an Endogen Royalty Product or Other Royalty Products, as applicable, Endogen shall provide to Third Wave a quarterly royalty report as follows: within sixty (60) days after the end of each calendar quarter, Endogen shall deliver to Third Wave a true and accurate report, giving such particulars of the business conducted by Endogen and its Affiliates, if any, during such calendar quarter as are pertinent to account for royalties due under this Section 5.4. Such report shall include at least (i) the total of Net Sales of Endogen Royalty Products during such quarter, (ii) the calculation of royalties, and (iii) the total royalties so calculated and due Third Wave. Simultaneously with the delivery of each such report, Endogen shall pay to Third Wave the total royalties, if any, due to Third Wave for the period of such report.

               5.4.2.2 Distributor/Sublicensee Reports. Endogen shall use reasonable commercial efforts to obtain from the Distributors and Sublicensees, as the case may be, and provide to Third Wave within ninety (90) days after the end of each calendar quarter, reports on the same basis and substantially similar to those to be provided by Endogen to Third Wave pursuant to Section 5.4.2.1.

     5.5 Third Wave Royalty Payments.

          5.5.1 Royalty Rate. With respect to sales of products the manufacture, sale or use of which would but for the license granted in Section 4.7 hereof infringe a claim of an issued patent within the Endogen Improvements (collectively, "Third Wave Royalty Products"), Third Wave agrees to pay Endogen a royalty of [CONFIDENTIAL TREATMENT REQUESTED]*.

          5.5.2 For purposes of calculating the royalty due to Endogen pursuant to Section 5.5.1 hereof, in the event that Third Wave sells a product that consists of a combination of Third Wave Royalty Products and other products for which no royalty is due to Endogen, the terms and conditions of Section 5.4.1.2 hereof shall apply mutatis mutandis to this Section 5.5.2

          5.5.3 With respect to sales of products by Third Wave and its Affiliates, all 0royalties due pursuant this Section will be paid to Endogen within sixty days (60) days after the end of each calendar quarter with respect to sales in such quarter. With respect to sales of products by Third Wave's Sublicensees, all royalties due pursuant to this Section shall be paid to Endogen within ninety (90) days after the end of each calendar quarter with respect to sales in such quarter.

          5.5.4 Third Wave Reports. With respect to Net Sales of a Third Wave Royalty Product, Third Wave shall provide to Endogen a quarterly royalty report as follows: within sixty


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(60) days after the end of each calendar quarter, Third Wave shall deliver to Endogen a true and accurate report, giving such particulars of the business conducted by Third Wave, and its Affiliates, if any, during such calendar quarter as are pertinent to account for royalties due under this Section 5.5. Such report shall include at least (i) the total of Net Sales of Third Wave Royalty Products during such quarter, (ii) the calculation of royalties, and
(iii) the total royalties so calculated and due Endogen. Simultaneously with the delivery of each such report, Third Wave shall pay to Endogen the total royalties, if any, due to Endogen for the period of such report.

          5.5.5 Sublicensee Reports. Third Wave shall use reasonable commercial efforts to obtain from Third Wave's Sublicensees and provide to Endogen reports within ninety (90) days of the end of each calendar quarter on the same basis and substantially similar to those to be provided by Third Wave to Endogen pursuant to Section 5.5.4 hereof.

     5.6 Payment Terms. All payments under this Agreement shall be in U.S. Dollars, and at the payor's option, by check drawn on a U.S. bank or by wire transfer in immediately available funds to a bank designated by the payee.

     5.7 Taxes. All payments specified hereunder are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to the payee, other than the payee's income taxes, shall be the sole responsibility of the payor. The payor shall provide the payee with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by the payee to establish that such taxes have been paid. If the payee uses a foreign tax credit received by the payee as a result of the payment of withholding taxes by the payor and thereby reduces the amount of income tax that the payee otherwise would have paid, the payee shall refund to the payor the amount of such reduction with respect to such foreign tax credit. Likewise, if the payee has the legal obligation to collect and/or pay any sales, use, excise or value added taxes, the appropriate amount shall be added to the payor's invoice and paid by the payor, unless the payor provides the payee with a valid tax exemption certificate authorized by the appropriate taxing authority.

     5.8 Currency Conversion. If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the buying exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported by the Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

     5.9 Records; Inspection. Each Party shall keep, and require its Affiliates to keep, complete, true and accurate books of account and records for the purpose of determining the amounts payable under this Section 5. Such books and records shall be kept at a place of business in the United States for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3)-year period by a certified public accountant or other agent of the other Party for the purpose of verifying the amounts payable under this Section 5. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 5.9 shall be at the expense of the Party requesting such inspection, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid by the other Party, together with interest on such unpaid amounts equal to the lesser of one and one-half percent (1 1/2%) per month or the maximum rate permitted by applicable law, calculated on the number of days overdue. The Parties will endeavor to minimize disruption of each other's normal business activities to the extent reasonably practicable.

     5.10 Third Party Royalties. If after the Effective Date and during the term of this Agreement Third Wave enters into a royalty-bearing license or agreement or a license or agreement requiring payment of license fees or other similar payments for the license or other acquisition of rights to new technologies useful to the manufacture, sale or use of Products pursuant to the rights granted to Endogen hereunder and would otherwise be included within the Invader Technologies, the Parties agree to negotiate in good faith (i) an agreement regarding the payment of all or a portion of such amounts, and (ii) an amendment to this Agreement, if necessary, to reflect any such agreed upon terms. Notwithstanding the foregoing, in the event that the parties are unable to agree on such additional terms and conditions, Third Wave at its option may exclude from this Agreement the subject matter covered by such license or agreement, and in such event the same shall not be Invader Intellectual Property for the purposes of this Agreement. The provisions of this Section 5.10 shall not limit the obligations of the Parties under Section 6.4 hereof.

6 INTELLECTUAL PROPERTY RIGHTS

     6.1 Ownership

          6.1.1 Ownership of Inventions. Inventorship with respect to inventions made pursuant to this Agreement shall be determined in accordance with United States rules of inventorship. All right, title and interest in and to all writings, inventions, discoveries, improvements and other technology whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon (collectively the "Inventions") that are conceived and/or reduced to practice solely by employees of Third Wave or others acting on behalf of Third Wave ("Third Wave Inventions") shall be owned by Third Wave. All right, title and interest in and to all Inventions that are conceived and/or reduced to practice solely by employees of Endogen or others acting on behalf of Endogen ("Endogen Inventions") shall be owned by Endogen. All right, title and interest in all Inventions that are conceived and/or reduced to practice jointly by employees of Third Wave and Endogen or by others acting on behalf of Third Wave and Endogen (the "Joint Inventions") shall be jointly owned by Third Wave and Endogen.

          6.1.2 Cooperation of Employees. Each Party represents and agrees that all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person, or in the case of non-employees working for other companies or institutions on behalf of Third Wave or Endogen.

     6.2 Provisions Concerning the Filing, Prosecution and Maintenance of Technology, Patent Rights and Joint Inventions.

          6.2.1 Sole Inventions. Third Wave shall, at its own expense, control preparing, filing, prosecuting and maintaining patent applications and patents with respect to Third Wave Inventions worldwide, in such countries as it deems appropriate, and conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to such Third Wave Inventions using counsel of its choice. Endogen shall, at its own expense, control preparing, filing, prosecuting and maintaining patent applications and patents with respect to Endogen Inventions worldwide, in such countries as it deems appropriate, and conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to such Endogen Inventions using counsel of its choice.

          6.2.2 Joint Inventions. Third Wave and Endogen shall be jointly responsible for prosecution and maintenance of patent applications covering all Joint Inventions and Joint Patent Rights in both Parties names. Unless otherwise agreed by the Parties, Third Wave's counsel shall prepare, file, prosecute and maintain patent applications and patents worldwide on such Joint Inventions, with all expenses related thereto to be shared equally. Without limiting the foregoing, Third Wave agrees to first consult with Endogen as to the preparation, filing, prosecution and maintenance of such patents and patent applications and shall furnish to Endogen copies of documents relevant to any such preparation, filing, prosecution and maintenance and Third Wave further agrees to incorporate all of Endogen's reasonable comments with respect thereto. In the event that Endogen elects not to pay any expenses with respect to a particular patent or patent application covering a Joint Invention or within the Joint Patent Rights then Endogen shall give Third Wave at least thirty (30) days prior written notice thereof and shall assign to Third Wave all of its right, title and interest therein. Likewise, in the event that Third Wave elects not to prepare, file, prosecute or maintain a particular patent or patent application covering a Joint Invention or within the Joint Patent Rights, then Third Wave shall give Endogen at least thirty (30) days prior written notice thereof and shall assign to Endogen all of its right, title and interest therein.

          6.2.3 Prosecution by the Other Party. In the event that Third Wave declines to further prosecute and maintain any patent applications or patents owned by Third Wave in accordance with Section 6.2.1 hereof, or conduct any interferences or oppositions, or request any re-examinations, reissues or extensions of patent term with respect to Third Wave Inventions, Endogen shall have the right to file, prosecute and maintain such patent applications or patents or conduct such interferences or oppositions or request re-examinations, reissues or patent term extensions, at its own expense, in the name of Third Wave in any country, in which event Third Wave shall provide, at Endogen's request and expense, all reasonable assistance. Likewise, in the event that Endogen declines to further prosecute and maintain any patent applications or patents owned by Endogen in accordance with Section 6.2.1 hereof, or conduct any interferences or oppositions, or request any re-examinations, reissues or extensions of patent term with respect to Endogen Inventions, Third Wave shall have the right to file, prosecute and maintain such patent applications or patents or conduct such interferences or oppositions or request re-examinations, reissues or patent term extensions, at its own expense, in the name of Endogen in any country, in which event Endogen shall provide, at Third Wave's request and expense, all reasonable assistance. If one Party declines or fails to further prosecute and maintain any patent applications or patents it owns, it shall notify the other Party at least sixty (60) days prior to the date the next action or filing is due to be taken with respect to the subject patent application or patent.

          6.2.4 Cooperation. Each of Third Wave and Endogen shall keep the other reasonably informed as to the status of such patent matters, including, without limitation, by providing the other the opportunity to review and comment on any documents which will be filed in any Patent Office, and providing the other copies of any documents that such Party receives from such Patent Offices, including notice of all office actions, appeals, continuations or divisionals, interferences, re-examinations, oppositions or requests for patent term extensions. Third Wave and Endogen shall each cooperate with and assist the other in connection with such activities, at the others' request and expense.

          6.2.5 Third Party Rights. The foregoing provisions of this Section 6.2 shall be subject to and limited by any agreements pursuant to which Third Wave and Endogen, as the case may be, acquired any particular Invader Technologies or Endogen Technology. It is understood that such agreements may require, for example, that the licensor party from whom Third Wave or Endogen acquired a license to such technology control the prosecution of particular patents and patent applications and does not permit access or an opportunity to comment on the any documents filed in patent offices.

     6.3 No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products, or biological materials of the other Party, including items owned, controlled or developed by the other Party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant Third Wave any license or other right in the Endogen Patent Rights, Endogen Technology or Endogen Inventions, Endogen Improvements, or Endogen's interest in Joint Inventions and Joint Patent Rights, except as expressly set forth herein. It is understood and agreed that this Agreement does not grant Endogen any license or other right in or to the Third Wave Patent Rights, Invader Technologies, Third Wave Inventions, Third Wave Improvements or Third Wave's interest in Joint Inventions and Joint Patent Rights, except as expressly set forth herein.

     6.4 Enforcement of Intellectual Property Rights. Third Wave and Endogen shall each promptly notify the other in writing of any alleged or threatened infringement of Invader Intellectual Property Rights or Endogen Intellectual Property Rights and shall cooperate fully in the investigation of such activity.

          6.4.1 Solely Owned Technology. Subject to Section 6.4.2 hereof, in the event that any Invader Technologies or Invader Intellectual Property necessary for the manufacture, sale or use of a Product is allegedly infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such alleged infringement or misappropriation, in each case with respect to the manufacture, sale or use of a product within the Life Sciences Research Market that competes directly with a Product hereunder (an "Infringement"), Third Wave or Endogen (respectively) shall promptly notify the other Party hereto. Third Wave shall have the initial right (but not the obligation) to initiate legal action against such third party or defend such declaratory judgment, as applicable, with respect to the Infringement, at its expense. In the event that Third Wave fails to take such action within ninety
(90) days of a request by Endogen to do so, Endogen may take such action in the name of Third Wave against such third party, at the expense of Endogen. The Party involved in any such claim, suit or proceeding, shall keep the other Party hereto reasonably informed of the progress of any such claim, suit or proceeding. [CONFIDENTIAL TREATMENT REQUESTED]*

          6.4.2 Jointly Owned Technology. Notwithstanding Section 6.4.1 above, in the event that any Joint Invention is infringed or misappropriated by a third party, Third Wave and Endogen shall mutually agree upon whether, and, if so, how, to enforce such Joint Invention or defend such Joint Invention in a declaratory judgment or similar proceeding.

     6.5 Infringement of Third Party Intellectual Property Rights.

          6.5.1 Joint Strategy. In the event that the manufacture, use or sale of a Product becomes the subject of a claim by a third party of infringement of a patent, copyright or other intellectual property right anywhere in the world, and without regard to which Party is charged with said infringement, and the venue of such claim, the Parties shall promptly confer to discuss the claim.

          6.5.2 Defense of Third Party Claims. If the sale or use of any Product pursuant to this Agreement results in a claim, suit or proceeding brought by a third party against Endogen or Third Wave alleging infringement of such third party's intellectual property rights (collectively, "Actions"), such Party shall promptly notify the other Party hereto in writing. The Party subject to such Action shall have the exclusive right to defend and control the defense of any such Action using counsel of its own choice, and the Action shall be at such Party's own expense; provided, however, that the other Party may participate in the defense and/or settlement thereof at its own expense with counsel of its choice. The Party subject to the Action agrees to keep the other Party hereto reasonably informed of all material developments in connection with any such Action. In the event that both parties are subject to the Action, the Parties shall mutually agree upon who should continue the defense of such action.


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          6.5.3 Remedies. [CONFIDENTIAL TREATMENT REQUESTED]*.


7 CONFIDENTIALITY

     7.1 Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable, or other tangible form and is marked "Confidential," "Proprietary," or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its initial oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.

     7.2 Nondisclosure Obligations. Except as otherwise provided in this Section 7, both Parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement Confidential Information and data received from the other Party during the Program.

     To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose Confidential Information it is otherwise obligated under this Section 7 not to disclose to its Affiliates, sublicensees consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep the Confidential Information confidential; and a Party may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to commercially market any Product. The obligation not to disclose Confidential Information shall not apply to any part of such information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the Party obligated not to disclose such Confidential Information or its Affiliates or sublicensees in contravention of this Agreement; (ii) is disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iii) prior to


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other Party under this Agreement; (iv) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates or sublicensees without use of the other party's Confidential Information, or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

     7.3 Efforts. Each Party shall use all reasonable efforts, including, but not limited to, the execution of proprietary non-disclosure agreements with employees and consultants, and legal action, to enforce compliance with the provisions of this Section 7 by its directors, officers, employees, and any third party having access to the other Party's Confidential Information.

     7.4 Terms of this Agreement. Each Party hereto agrees not to disclose any terms or conditions of this Agreement to any third party without the prior consent of the other Party, except as required by applicable law or to persons with whom Third Wave or Endogen has entered into or proposes to enter into a business relationship provided that such persons are subject to confidentiality agreements substantially similar to the provisions of this Section 7. Notwithstanding the foregoing, prior to execution of this Agreement, Third Wave and Endogen shall agree upon the substance of information that can be used to describe the terms of this transaction, and Third Wave and Endogen may disclose such information, as modified by mutual agreement from time to time, without the other Party's consent.

8 REPRESENTATIONS AND WARRANTIES

     8.1 Authorization. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made or will it make any commitments to others in conflict with or in derogation of such rights or this Agreement. Except as otherwise disclosed, each Party further represents to the other that, as of the Effective Date, and to its actual knowledge, it is not aware of any legal obstacles, including, patent rights of others, which could prevent it from carrying out its obligations under this Agreement.

     8.2 Litigation. Each Party represents and warrants that as of the Effective Date there is no pending, or to its knowledge threatened, litigation that would or might materially adversely affect its right and ability to perform its obligations under this Agreement.

     8.3 Third Wave Intellectual Property Representations and Warranties.

          8.3.1 Invader Intellectual Property. Third Wave represents and warrants that it is the sole and exclusive owner or exclusive licensee of the entire right, title and interest and to the Invader Intellectual Property and the Invader Technologies and that it has the right to exclusively license the same to Endogen in accordance with this Agreement. Third Wave represents and warrants that, as of the Effective Date, the Invader Intellectual Property and the Invader Technologies are free of any encumbrances, including, without limitation, liens, licenses, judgments and/or security interests and that all patents and patent applications included in the Invader Intellectual Property are in full force and effect as of the Effective Date, and that none of the Third Wave Patent Rights are the current subject of any reexamination, interference or opposition proceeding.

          8.3.2 Validity and Infringement. Third Wave represents and warrants, that as of the Effective Date and to the best of its knowledge, the patents which are included in the Third Wave Patent Rights are valid, and that the manufacture, use or sale of Products or the practice of any processes or methods covered by the Third Wave Patent Rights by Third Wave, its Affiliates or licensees do not infringe any third party patents. Third Wave also represents and warrants that as of the date hereof: (i) it is unaware of any publications or activities including, without limitation, patents, articles and public uses or sales, by it or others, which would or might invalidate any claim(s) of any patent or patent application included in the Third Wave Patent Rights; (ii) it has not conducted, or has not commissioned the conducting of, any formal infringement or validity studies regarding any patent included in the Third Wave Patent Rights that it has not fully disclosed in writing to Endogen prior to the Effective Date; (iii) it has disclosed to Endogen any third party patent(s) of which it is aware that might be infringed by the manufacture, use or sale of any compounds or products or the practice of any methods or processes covered by the Third Wave Patent Rights by Endogen, or its Affiliates, or sublicensees; (iv) it does not have any outstanding or unresolved claim or accusation that any compounds or products manufactured, used or sold by Third Wave or any methods or processes practiced by Third Wave which are included in the rights granted to Endogen in this Agreement or will be used by Third Wave in carrying out its obligations under this Agreement infringes any third party patent(s); and (v) it does not own or license any patents or patent applications not included in the Third Wave Patent Rights which would be infringed by the manufacture, use or sale of any Products in accordance with this Agreement.

     8.4 Third Wave License Representations and Warranties.

          8.4.1 License Agreements. Third Wave represents and warrants that as of the Effective Date all licenses from third parties to Invader Intellectual Property or Invader Technologies are set forth on Schedule 8.4.1 ("Third Party Licenses"), and that copies of such Third Party Licenses have been provided to Endogen.

          8.4.2 Effectiveness, Maintenance. As of the Effective Date, all such Third Party Licenses are in full force and effect and neither Third Wave, or to Third Wave's knowledge, the other party, is in breach thereof. Third Wave shall use reasonable commercial efforts to maintain all such Third Party Licenses in full force and effect during the term of this Agreement as is necessary to provide Endogen the rights initially granted and to be granted hereunder.

     8.5 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, (I) NEITHER PARTY HERETO MAKES ANY EXPRESS OR IMPLIED WARRANTIES

WHATSOEVER, AND (II) DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.


9 INDEMNITY

     9.1 Indemnification of Third Wave. Endogen shall indemnify each of Third Wave and its directors, officers, and employees and the successors and assigns of any of the foregoing (the "Third Wave Indemnitees"), and hold each Third Wave Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred and payable by any Third Wave Indemnitee, arising from or occurring as a result of third party claims related to (a) actual or asserted violations or any applicable law or regulation by Endogen; (b) the gross negligent, willful or tortious acts or omissions of Endogen; (c) any breach by Endogen of its representations and warranties herein; (d) any and all product liability and other claims with respect to Products manufactured by Endogen hereunder which fail to meet the manufacturing specifications for such Products as agreed to by the Parties (not including any Third Wave Deliverables or Cleavase Enzymes manufactured by Endogen pursuant to Section 4.1.5 hereof); or
(e) any representation made by Endogen, and its (i) Distributors, (ii) Affiliates, and (iii) sales and technical support representatives in connection with the marketing sales, training or support of the Products.

     9.2 Indemnification of Endogen. Third Wave shall indemnify each of Endogen and its directors, officers, and employees and the successors and assigns of any of the foregoing (the "Endogen Indemnitees"), and hold each Endogen Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred and payable by any Endogen Indemnitee, arising from or occurring as a result of third party claims related to (a) any and all product liability and other claims with respect to Products manufactured and supplied by Third Wave to Endogen hereunder which fail to meet the manufacturing specifications for such Products as agreed to by the Parties; (b); actual or asserted violations of any applicable law or regulation by Third Wave; (c) the gross negligent, willful or tortious acts or omissions of Third Wave; or (d) any breach by Third Wave of its representations and warranties herein.

     9.3 Procedure. A Party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Section 9 shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this Section 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 9. The Indemnitee under this
Section 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that either Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

     9.4 Insurance. Each Indemnitor, at its expense, shall provide and maintain insurance protecting the Indemnitees from all insurable liabilities, losses, damages, and expenses in connection with the matters referred to in Sections 9.1 and 9.2. Such insurance shall name the Indemnitees as an additional insured party and shall be in an amount at least equal to the current minimum of One Million Dollars ($1,000,000) per claim and Two Million Dollars ($2,000,000) in the aggregate. Said insurance coverage shall commence, and each Party shall submit to the other Party evidence of such insurance, prior to or as of the Effective Date of this Agreement. The policy shall provide that it may not be canceled without thirty (30) days' prior written notice to the other Party and each Party shall submit to the other Party evidence of any renewals of such insurance coverage. Any amount payable by an Indemnitor under Sections 9.1 or
9.2 above shall be reduced by any amounts received by any Indemnitee under any such insurance policies.


10 TERM AND TERMINATION

     10.1 Expiration of This Agreement. Unless terminated earlier pursuant to
Section 10.2 or 10.3 hereof or extended pursuant to this Section, this Agreement shall expire on [CONFIDENTIAL TREATMENT REQUESTED]*. The term of this Agreement may be extended for additional [CONFIDENTIAL TREATMENT REQUESTED]* by the mutual written consent of Endogen and Third Wave at least six months prior to the end of the initial term or any extension thereof; provided, however, that neither Endogen nor Third Wave shall be obligated to approve any such extension and shall have no liability whatsoever by reason of any failure to agree on any such extension.

     10.2 Termination of This Agreement. This Agreement may be terminated by one Party upon written notice by reason of a material breach by the other Party that the breaching Party fails to remedy within thirty (30) days after written notice thereof by the non-breaching Party.

     10.3 Bankruptcy Proceedings. Either Party hereto may terminate this Agreement by notice to the other Party, if (i) such other Party shall make an assignment of substantially all of its assets for the benefit of creditors, file a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for such Party or substantially

--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

all of such Party's assets, or shall commence any proceeding under any dissolution or liquidation law or statute of any jurisdiction (provided no entity succeeds to the business of such Party following such dissolution or liquidation) whether now or hereafter in effect which is not dismissed within sixty (60) days; or (ii) there shall have been filed any such petition or application against such other Party, or any such proceeding shall have been commenced against such Party, in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; or (iii) such other Party by an act or knowing failure to act shall indicate such Party's consent to, approval of or acquiescence in, any such petition, application or proceeding or order for relief or appointment of a custodian, receiver or any trustee for such Party, or any substantial part of any such Party's properties , or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more. Notwithstanding the foregoing, if any bankruptcy proceedings are initiated pursuant to Chapter 11 of the United States Bankruptcy Code, to the extent that the Party filing for bankruptcy is not in material breach of this Agreement (which breach is not cured pursuant to Section 10.2 hereof), this Agreement may not be terminated by a Party.

     10.4 Effect of Expiration or Termination of This Agreement Generally.

          10.4.1 Rights and Obligations. All rights and obligations of the Parties shall terminate and be of no further force and effect upon the expiration or termination of this Agreement unless otherwise specifically provided herein; provided, however, such expiration or termination shall not relieve the Parties of any obligation or claim that has accrued prior to such expiration or termination.

          10.4.2 Survival of Terms and Conditions Upon Expiration of this Agreement.

               10.4.2.1 Follow-On Period. Upon expiration of the initial term of this Agreement or any extension made thereto pursuant to Section 10.1, all of the terms and conditions of this Agreement shall survive and continue (subject to applicable royalty obligations provided herein and relating thereto) for a period of ten (10) years from the end of the term of the Development Program or any extension thereof (the "Follow-On Period"); provided however, that Third Wave shall have the right to covert Endogen's exclusive rights under Section 2.1 hereof to nonexclusive rights on sixty (60) days prior written notice to Endogen.

          10.4.3 Survival of Terms and Conditions Upon Expiration or
Termination of this Agreement. Upon (A) expiration of the later of (i) any extension made to this Agreement pursuant to Section 10.1 hereof, or (ii) the Follow-On Period, or (B) termination of this Agreement Sections 1, 2.7, 4.7, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 6.1, 6.2 (except for 6.2.3), 6.3, 6.4.2, 6.5, 7, 9
, 10, 11 and 12 shall survive any such expiration or termination of this Agreement.

          10.4.4 Inventory. As soon as reasonably practicable but no later than thirty (30) days after the effective date of termination of this Agreement, or the expiration of the later of (i) any extension made to this Agreement pursuant to Section 10.1 hereof, or (ii) the Follow-On Period, as the case may be, Endogen shall provide Third Wave a complete inventory of Products in Endogen's possession, or in transit to Endogen from Third Wave or otherwise in Endogen's control. At such time, Third Wave may inspect Endogen's inventory of Products and audit Endogen's records in the manner provided hereinabove.

              10.4.4.1 Repurchase Upon Expiration or Termination by Third Wave. Upon (A) expiration of the later of (i) any extension made to this Agreement pursuant to Section 10.1 hereof, or (ii) the Follow-On Period, or (B) termination of this Agreement by Third Wave pursuant to Section 10.2 hereof for Endogen's breach or Section 10.3 hereof, Third Wave, in its sole discretion, may elect within thirty (30) days of such expiration or termination to repurchase any or all of the Products purchased from Third Wave hereunder in Endogen's inventory and that are in good and resalable condition in their original packaging and Endogen shall sell at the Repurchase Price and return such Products to Third Wave at Third Wave's expense, to a location specified by Third Wave. Furthermore, in the event of termination for Endogen's breach, Endogen shall destroy all Product in its inventory not so repurchased by Third Wave and provide Third Wave with written certification of such destruction. For purposes of this Section 10.4.4, "Repurchase Price" shall mean the net price actually paid by Endogen (i.e., net of any prior Endogen price adjustments, credits or allowances) plus any shipping insurance, customs duties, or taxes (other than taxes paid with respect to Endogen's net income) actually paid by Endogen with respect to such repurchased Products.

              10.4.4.2   Repurchase  Upon   Termination  by  Endogen.   Upon
termination of this Agreement by Endogen pursuant to Section 10.2 hereof for Third Wave's breach or Section 10.3 hereof, Endogen may elect within thirty (30) days of such termination that Third Wave purchase any or all of the Products purchased from Third Wave hereunder in Endogen's inventory and that are in good and resalable condition in their original packaging and Third Wave shall purchase such Product at the Repurchase Price and Endogen shall sell and return such Products to Third Wave at Third Wave's expense, to a location specified by Third Wave.

              10.4.4.3 Wind-Down Period. Endogen and its Distributors may continue to sell Products (not repurchased by Third Wave) in their inventories for a period of six (6) months after (A) expiration of the later of (i) any extension made to this Agreement pursuant to Section 10.1 hereof, or (ii) the Follow-On Period, or (B) termination of the Agreement for Third Wave's breach, all subject to payment of amounts due to Third Wave, if any, for such sales.

          10.4.5 Return of Materials. All Confidential Information shall remain the sole property of the disclosing Party. Within thirty (30) days after the effective date of termination of this Agreement or expiration of the Follow-On Period, as the case may be, each Party shall destroy all Confidential Information of other Party, in its possession or control and provide written certification of such destruction, or prepare such Confidential Information for shipment to such other Party, as the other Party may direct, at the other Party's expense. Neither Party shall make or retain any copies of any Confidential Information of other Party which may have been entrusted to it. Effective upon the termination of this Agreement or the expiration of the later of (i) any extension made to this Agreement pursuant to Section 10.1 hereof or,
(ii) the Follow-On Period, Endogen shall cease to use all trademarks and trade names of Third Wave.

     10.4.6 No Renewal, Extension or Waiver. Acceptance of any order from, or sale or license of, any Product to Endogen after the effective date of termination or expiration of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination of this Agreement.


11 DISPUTE RESOLUTION

     11.1 Dispute Resolution. Each Party shall resolve any and all disputes relating, resulting from or arising out of this Agreement and any transactions relating thereto or contemplated hereby in accordance with Sections 11.1 and
11.2 hereof. In the event of such dispute, each Party shall appoint two members from their managerial staffs to serve on a joint committee (the "Dispute Resolution Committee"). The Dispute Resolution Committee shall, within 10 days of receiving written notice from either Party of a dispute arising under or relating to this Agreement, meet at either Endogen's offices or Third Wave's offices, whichever is more appropriate in light of the issue to be discussed, or conduct a meeting by telephone conference at such time as either Party may reasonably request in writing, in an effort to resolve such dispute. If the Dispute Resolution Committee is unable to resolve any dispute submitted to it by either Party hereto within thirty (30) days after such submission, the Dispute Resolution Committee shall refer the issue to the Chief Executive Officers of Endogen and Third Wave for resolution. If such officers are unable to resolve such dispute within fifteen (15) days after referral, such dispute (other than a dispute arising under this Agreement regarding, or in connection with, the ownership of intellectual property or proprietary rights of either Party) shall be referred to binding arbitration as provided for in Section 11.2 hereof. Except as provided in Section 11.2.5, no such dispute shall be the subject of arbitration, judicial proceeding or other formal proceeding between the Parties before being considered by the Dispute Resolution Committee and the Chief Executive Officers of Endogen and Third Wave.

     11.2 Binding Arbitration.

          11.2.1 Any controversy, dispute or claim (whether lying in contract or tort) between or among the Parties arising out of or related to this Agreement or the Ancillary Agreements shall, after the dispute resolution process set forth in Section 11.1 has been completed (other than a dispute arising under this Agreement regarding, or in connection with, the ownership of intellectual property rights), be submitted to the AAA for binding arbitration in accordance with this Section 11.2 hereof.

          11.2.2 Each such controversy, dispute or claim submitted by a Party to arbitration shall be heard by a single arbitrator appointed in accordance with the Commercial Arbitration Rules of the AAA unless either Party requests an arbitration panel composed of three arbitrators, which shall be appointed in accordance with the following provisions. Endogen and Third Wave shall each appoint one arbitrator within fifteen (15) days after the matter has been submitted to arbitration. If either Party fails to appoint its arbitrator within such fifteen-day period, the opposing Party may apply to the AAA to appoint an arbitrator on behalf of the Party that has failed to appoint its arbitrator. The two arbitrators appointed by, or on behalf of, the Parties shall jointly appoint a third arbitrator, who shall chair the arbitration panel (the "Chairman"). If the arbitrators appointed by, or on behalf of, the Parties do not succeed in appointing a Chairman within fifteen (15) days after the latter of the two arbitrators appointed by, or on behalf of, the Parties has been appointed, the Chairman shall, at the request of either Party, be appointed by the AAA. If for any reason an arbitrator is unable to perform his or her function, he or she shall be replaced and a substitute shall be appointed in the same manner as the arbitrator replaced.

          11.2.3 Except as otherwise stated herein, arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. In any arbitration proceeding hereunder: (i) proceedings shall be held in Chicago, Illinois; (ii) the arbitration panel shall be bound by all statutes of limitation which would otherwise be applicable in a judicial action brought by a Party; (iii) the arbitrators shall have full power to make such regulations and to give such orders and directions in all respects, including with respect to limited and appropriate discovery, as they shall deem expedient, as well in respect to the matters and differences referred to them and the mode and times of executing and performing any of the acts, deeds, matters, and things which may be awarded or directed to be done; (iv) the arbitration panel shall have the power to award monetary damages and to issue injunctive or other equitable relief but shall not have the power to award punitive damages; and (v) the decision of a majority of the arbitrators (or the Chairman if there is no such majority) shall be final and binding on the Parties to this Agreement and shall be enforceable in any court of competent jurisdiction. The Parties hereby waive an rights to appeal or to review of such decision by any court or tribunal and also waive any objections to such enforcement, except for appeals, reviews or objections for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of either Party or to correct manifest clerical errors. THE PARTIES HEREBY AGREE TO WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM SUBMITTED TO ARBITRATION UNDER THIS AGREEMENT.

          11.2.4 Notice preliminary to, in conjunction with, or incident to any arbitration proceeding may be sent to the Parties by registered or certified mail (return receipt requested) at the address set forth at the beginning of this Agreement and personal service is hereby waived. Each Party shall bear its own costs and fees incurred in connection with the arbitration and the proceedings of each disputed matter, and the obtaining of any judgment related thereto (including attorney's fees). Arbitrator's fees and expenses and court costs with respect to each disputed matter shall be shared equally by the Parties.

          11.2.5 No provision of this Section 11.2 shall limit the right of either Party to this Agreement to exercise self-help remedies, such as set-off, or to obtain provisional, equitable or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either Party to resort to arbitration.

12 MISCELLANEOUS

     12.1 Limitation of Liability. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EXCEPT FOR BREACHES OF SECTION 7 HEREOF OR AMOUNTS PAYABLE PURSUANT TO SECTIONS
6.5.3 OR 9 HEREOF, NEITHER PARTY HERETO SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS ARISING OUT OF THIS AGREEMENT. THE FOREGOING LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, OR OTHER TORT. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURES OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     12.2 Compliance. Each party shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

     12.3 Force Majeure. Except for payment obligations, neither Party shall be in default if failure to perform hereunder is caused solely by supervening conditions beyond such Party's reasonable control, including civil commotions, strikes, labor disputes, and governmental demands or requirements.

     12.4 Assignment. Third Wave represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party, and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of Endogen. In addition, Third Wave agrees that it shall not assign any of its intellectual property rights pertaining to the Invader Technologies unless the assignee agrees in writing to be bound by all of the terms and conditions of this Agreement. Notwithstanding anything to the contrary herein, either Party shall be entitled to assign (in whole or in part) its rights and obligations under this Agreement to any successor of its assets, whether by sale, merger or otherwise; provided that the assignee agrees in writing to be bound by the terms and conditions of this Agreement.

     12.5 Severability. If any provision of this Agreement shall be illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby. The parties hereto agree to replace such illegal, unenforceable, or conflicting provision with a new provision that has the most nearly similar permissible, economic, or other effect.

     12.6 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered in person, mailed by first class mail, postage prepaid (registered or certified, to the extent available, and airmail, if overseas), overnight courier, or sent by telecopy to the party to receive the notice at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing. All such notices shall be effective upon receipt.

     12.7 Applicable Law. This Agreement and any disputes or matters arising under, in connection with, or relating to this Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to its principles regarding conflicts of laws. The state and federal courts in the Commonwealth of Massachusetts shall have exclusive venue and jurisdiction in such courts. The parties hereto waive any statute, law or regulation that might provide an alternative law or forum. The parties hereto exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between them that may be implemented in connection with this Agreement.

     12.8 Entire Agreement. This Agreement represents and constitutes the entire agreement between the parties, may only be amended in writing by authorized representatives of both parties, and supersedes all prior agreements and understandings (written or oral) with respect to matters covered by this Agreement. The parties acknowledge that they have not relied upon any representations other than the representations set forth herein.

     12.9 Headings. The division of the terms of this Agreement into separate sections and/or subsections and the headings herein are for convenience of reference only and shall have no bearing on the construction or interpretation thereof.

     12.10 Independent Contractors. Each party is an independent contractor under this Agreement. Neither party hereto shall have authority to enter into agreements of any kind on behalf of the other party or to otherwise bind or obligate the other party in any manner to any third party.

     12.11 Agreement Not to Solicit Employees. During the term of this Agreement and for one (1) year after any expiration or termination of this Agreement, neither party shall solicit the employment of the other party's personnel without its prior written consent, provided that general solicitations not specifically directed to the other party's employee's (including, without limitation, newspaper help wanted advertisements) shall be permitted without prior written consent or notification.

     12.12 Waiver. Neither party shall, by mere lapse of time without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any provision of this Agreement. Furthermore, the waiver by either party of a particular breach of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

     12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ENDOGEN, INC.                                 THIRD WAVE TECHNOLOGIES, INC.


By: /s/ Owen A. Dempsey                       By: /s/ Lance Fors
    ---------------------------                   -------------------------
        Owen A. Dempsey                               Lance Fors
Title:  President and Chief                   Title:  President and Chief
        Executive Officer                             Executive Officer

                                  Schedule 1.8

The Cleavase(R) Enzymes include:

1. Structure-specific nucleases derived from the native [CONFIDENTIAL TREATMENT REQUESTED]*

2. Structure-specific nucleases derived from the [CONFIDENTIAL TREATMENT REQUESTED]*, including deletions, insertions, chimerical constructs, and mutant forms that retain a structure-specific cleavage activity.

3. Any structure-specific nuclease, natural or altered, used in a manner which would infringe any of the Third Wave Patent Rights recited in Schedule 1.50.




--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.26   Definition of the Field
--------------------------------------------------------------------------------

The field, for purposes of this agreement, includes [CONFIDENTIAL TREATMENT REQUESTED]* that are currently listed below or may be added in writing by the Parties from time to time.

This list of [CONFIDENTIAL TREATMENT REQUESTED]* applies to human, mouse, rat and pig species, as well as any additional species that are mutually agreed upon.

         [CONFIDENTIAL TREATMENT REQUESTED]*















--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

--------------------------------------------------------------------------------


        [CONFIDENTIAL TREATMENT REQUESTED]*











--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  Schedule 1.54

U.S. Patents and Applications

     Enzymes:

          1.   Synthesis-Deficient Thermostable DNA Polymerase

          2.   5' Nucleases Derived from Thermostable DNA Polymerase

          3.   [CONFIDENTIAL TREATMENT REQUESTED]*

          4.   [CONFIDENTIAL TREATMENT REQUESTED]*

          5.   [CONFIDENTIAL TREATMENT REQUESTED]*


     Detection Methods:

          6.   [CONFIDENTIAL TREATMENT REQUESTED]*

          7.   [CONFIDENTIAL TREATMENT REQUESTED]*

          8.   [CONFIDENTIAL TREATMENT REQUESTED]*

          9.   [CONFIDENTIAL TREATMENT REQUESTED]*

          10.  [CONFIDENTIAL TREATMENT REQUESTED]*

          11.  [CONFIDENTIAL TREATMENT REQUESTED]*

          12.  [CONFIDENTIAL TREATMENT REQUESTED]*


     PCT applications

          1.   5' Nucleases Derived from Thermostable DNA Polymerase

          2.   Invasive Cleavage of Nucleic Acids






--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  Schedule 3.1
                                  ------------

                 Initial Plan for Conducting Development Program
                 -----------------------------------------------

             [CONFIDENTIAL TREATMENT REQUESTED]*









--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 Schedule 4.2.1
                                 --------------

                           Guidelines Regarding Orders
                           ---------------------------

     The following are intended only to be guidelines for facilitating the Party's respective obligations regarding the supply and purchase of Third Wave Deliverables and Cleavase Enzymes pursuant to the terms and conditions of the Agreement and any noncompliance with or variance from these guidelines shall not give rise to a Party's right to terminate the Agreement.

     Forecasts. During the term of this Agreement, at least thirty (30) days prior to the start of any calendar month ("M1," and "M1" through "M12," respectively, shall refer to the twelve calendar months within a calendar year), Endogen shall provide Third Wave with a rolling written forecast of the quantities of Third Wave Deliverables and Cleavase Enzymes estimated to be required on a month-by-month basis for the next six (6) consecutive months ("M1" to "M6", respectively) (the "Forecasts"). Each Forecast shall indicate the estimated quantities of Third Wave Deliverables and Cleavase Enzyme identified by the SKU number (if applicable) designated by Third Wave. In addition with respect to Cleavase Enzyme quantities forecasted shall be categorized by whether it is intended for sale to the trade or is Development Enzyme. Each forecast prior to the launch of the Third Wave Deliverable or Animal Kit to incorporate Cleavase Enzyme to be supplied hereunder shall also identify an anticipated launch date, when available. Endogen will provide such Forecasts as a means of production planning only and shall not constitute a binding obligation upon Third Wave or Endogen.

     Orders. Together with each Forecast as provided above (the "Current Forecast"), Endogen shall place its firm order with Third Wave for delivery in M1 to M3 of that quantity of Third Wave Deliverables and Cleavase Enzymes equal to the quantity thereof reflected for M1 to M3 in the Current Forecast. For ordering purposes, the forecast for M3, once set, will be fixed for that calendar month, as it rolls to M2 and then M1. Third Wave shall accept such orders from Endogen, subject to the remaining terms and conditions of this Agreement, provided that Third Wave shall not be obligated to accept orders for M1 to the extent the quantity ordered exceeds 120% of the quantity forecasted for M2 in the preceding monthly Forecast, but shall use good faith efforts to fill orders for such excess quantities from available supplies. Minimum quantity orders for Third Wave Deliverables and Cleavase Enzymes shall be mutually agreed upon by the parties.

     Form of Order. Endogen's orders shall be made pursuant to a written purchase order which is in a form mutually acceptable to the parties, and shall provide for shipment in accordance with reasonable delivery schedules as may be agreed upon from time to time by Third Wave and Endogen. If Third Wave believes it will be unable to meet Endogen's order requirements within a reasonable period of time, Third Wave shall immediately notify Endogen and give alternative proposals which shall be as close to Endogen's order requirements as practicable, and Endogen shall then be able to accept or reject such alternative proposal.

Schedule 4.3 Annual Minimum Purchase Requirements
--------------------------------------------------------------------------------

Quantitation Kit Purchases per Year:                       TOTALS
------------------------------------                       ------

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*










TBD - To be determined by mutual agreement between the Parties at least six (6) months prior to the start of such calendar year.










--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5.1.1 Transfer Prices for Third Wave Deliverables
--------------------------------------------------------------------------------

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*

[CONFIDENTIAL TREATMENT REQUESTED]*          [CONFIDENTIAL TREATMENT REQUESTED]*












--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5.3A Schedule of Estimates and Workload Sharing
--------------------------------------------------------------------------------

                                                    Year 1     Year 2      Year 3     TOTALS
                                                    ------     ------      ------     ------
Fully loaded annual cost per FTE (000s)   [CONFIDENTIAL TREATMENT REQUESTED]*
                                                    -------    -------    -------
Total FTEs                                             [CONFIDENTIAL TREATMENT REQUESTED]*
                                                    -------    -------    -------
Total R&D effort
         - Third Wave Technologies                     [CONFIDENTIAL TREATMENT REQUESTED]*
         - Endogen                                     [CONFIDENTIAL TREATMENT REQUESTED]*
                                                    -------    -------    -------    -------
                                                     100.0%     100.0%     100.0%

Expected expenditures (000s)                           [CONFIDENTIAL TREATMENT REQUESTED]*
         - Third Wave Technologies                     [CONFIDENTIAL TREATMENT REQUESTED]*
         - Endogen                                     [CONFIDENTIAL TREATMENT REQUESTED]*
                                                    -------    -------    -------    -------
                                                       [CONFIDENTIAL TREATMENT REQUESTED]*

% funded by ENDOGEN [CONFIDENTIAL TREATMENT REQUESTED]*

- Funding to Third Wave Technologies            [CONFIDENTIAL TREATMENT REQUESTED]*  1,050
                                                   =======     =======   =======    =======


--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 Schedule 5.3.B
                                 --------------


                         Development Funding Obligation

by 12/1/97            [CONFIDENTIAL TREATMENT REQUESTED]*
by 1/20/98            [CONFIDENTIAL TREATMENT REQUESTED]*
by 4/20/98            [CONFIDENTIAL TREATMENT REQUESTED]*
by 7/20/98            [CONFIDENTIAL TREATMENT REQUESTED]*
by 10/20/98           [CONFIDENTIAL TREATMENT REQUESTED]*
by 1/20/99            [CONFIDENTIAL TREATMENT REQUESTED]*
by 4/20/99            [CONFIDENTIAL TREATMENT REQUESTED]*
by 7/20/99            [CONFIDENTIAL TREATMENT REQUESTED]*
by 10/20/99           [CONFIDENTIAL TREATMENT REQUESTED]*
by 1/20/00            [CONFIDENTIAL TREATMENT REQUESTED]*
by 4/20/00            [CONFIDENTIAL TREATMENT REQUESTED]*
by 7/20/00            [CONFIDENTIAL TREATMENT REQUESTED]*
by 10/20/00           [CONFIDENTIAL TREATMENT REQUESTED]*
                                   -------

     Total                        $1,050,000




--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 Schedule 8.4.1




No such third party licenses exist.